              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to (a) the inclusion in Amendment No. 1 to the Registration Statement of XML-Global Technologies, Inc. on Form SB-2 of our report dated October 6, 1999, except for Note 1, as to which the date is November 8, 1999, relating to the consolidated financial statements of XML-Global Technologies, Inc. and Subsidiaries as of June 30, 1999 and for the period May 18, 1999 (date of inception) to June 30, 1999, and (b) the reference to our firm in the Registration Statement under the caption "Experts."




MOSS ADAMS LLP

Bellingham, Washington
July 27, 2000